ITEM 7A.  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


                           FIREFLY TECHNOLOGIES, INC.

                              Financial Statements

                        December 31, 1999, 1998 and 1997

                   (With Independent Auditors' Report Thereon)

                           FIREFLY TECHNOLOGIES, INC.


                                TABLE OF CONTENTS


Independent Auditors' Report ...............................................   1

Balance Sheets .............................................................   2

Statements of Operations ...................................................   4

Statements of Changes in Stockholders' Equity (Deficit) ....................   5

Statements of Cash Flows ...................................................   6

Notes to Financial Statements ..............................................   7

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders of
    Firefly Technologies, Inc.:


We have audited the accompanying balance sheets of Firefly Technologies, Inc. as of December 31, 1999, 1998 and 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and 1998, and for the period May 29, 1997 (date of incorporation) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Firefly Technologies, Inc. as of December 31, 1999, 1998 and 1997, and the results of its operations and its cash flows the years ended December 31, 1999 and 1998, and for the period May 29, 1997 (date of incorporation) to December 31, 1997, in conformity with generally accepted accounting principles.



/s/ KPMG LLP


May 5, 2000

                                       1


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

                           FIREFLY TECHNOLOGIES, INC.

                                 Balance Sheets

                        December 31, 1999, 1998 and 1997

                                                         1999        1998       1997
                                                      ----------   --------   --------
                           ASSETS
Current assets:
  Cash and cash equivalents .......................   $  184,248   $ 57,173   $163,276
  Accounts receivable .............................      335,358    233,647     17,847
  Due from shareholders (note 8) ..................         --         --       18,100
  Prepaid expenses ................................         --        4,367       --
  Income tax receivable (note 10) .................        3,112       --         --
  Inventory .......................................       18,259       --         --
  Deferred income taxes (note 10) .................       28,200     22,800      6,100
                                                      ----------   --------   --------
       Total current assets .......................      569,177    317,987    205,323

Equipment, furniture, and fixtures, net (note 3) ..      232,681    113,490     59,138
Goodwill (note 1) .................................      286,032       --         --
Deferred income taxes (note 10) ...................         --        4,700     35,400
Other assets ......................................       14,026      2,626      4,816
                                                      ----------   --------   --------
       Total assets ...............................   $1,101,916   $438,803   $304,677
                                                      ==========   ========   ========


                                       2
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

                           FIREFLY TECHNOLOGIES, INC.

                                 Balance Sheets

                        December 31, 1999, 1998 and 1997

                                                                      1999         1998        1997
                                                                  -----------    --------    --------
            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses (note 6) ..............   $   384,992    $226,358    $ 89,571
  Accrued taxes (note 10) .....................................          --           544         500
  Deferred revenue (note 4) ...................................          --        49,000        --
  Current portion of capital lease obligations (note 5) .......        42,141       4,002      10,128
  Current portion of notes payable to banks (note 6) ..........         8,440        --          --
  Due to related parties (note 7) .............................          --        27,401     236,114
                                                                  -----------    --------    --------
      Total current liabilities ...............................       435,573     307,305     336,313

Notes payable banks (note 6) ..................................        21,077        --          --
Capital lease obligations, net of current portion (note 5) ....        59,664       1,879      12,303
Deferred income taxes (note 10) ...............................         8,600        --          --
                                                                  -----------    --------    --------

      Total liabilities .......................................       524,914     309,184     348,616
                                                                  -----------    --------    --------

Stockholders' equity (deficit): (note 8)
  Convertible preferred stock, $0.01 par value; 2,000,000
    authorized shares designated as:
      Series A - 200,449 shares issued and outstanding in 1999
        and 1998; liquidation preference, $2.00 per share .....         2,004       2,004        --
      Series B - 75,000 shares issued and outstanding in 1999;
        liquidation preference, $4.00 per share ...............           750        --          --
  Common stock, $.01 par value, 7,000,000 shares authorized,
    801,800, 800,000, and 751,000 shares issued and outstanding
    in 1999, 1998 and 1997, respectively ......................         8,018       8,000       7,510
  Additional paid-in capital ..................................    12,490,110     165,096      10,590
  Unearned compensation (note 9) ..............................    (9,684,770)       --          --
  Accumulated deficit .........................................    (2,239,110)    (45,481)    (62,039)
                                                                  -----------    --------    --------

      Total stockholders' equity (deficit) ....................       577,002     129,619     (43,939)
                                                                  -----------    --------    --------

Commitments and contingencies (notes 5 and 13)

      Total liabilities and stockholders' equity (deficit) ....   $ 1,101,916    $438,803    $304,677
                                                                  ===========    ========    ========

See accompanying notes to financial statements.


                                       3


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

                                          FIREFLY TECHNOLOGIES, INC.

                                           Statements of Operations

                           Years ended December 31, 1999 and 1998 and for the period
                           May 29, 1997 (date of incorporation) to December 31, 1997

                                                                      1999           1998           1997
                                                                  -----------     ----------     ---------
Net revenues .................................................    $ 3,140,526     $2,248,888     $ 182,000
Cost of net revenues .........................................      1,881,962      1,603,059       205,839
                                                                  -----------     ----------     ---------

       Gross profit (loss) ...................................      1,258,564        645,829       (23,839)
                                                                  -----------     ----------     ---------

Operating expenses:
  Research and development ...................................        186,800           --            --
  Selling, general and administrative ........................        894,834        603,982        75,427
  Compensation expense related to stock options (note 9) .....      2,339,572           --            --
                                                                  -----------     ----------     ---------

       Total operating expenses ..............................      3,421,206        603,982        75,427
                                                                  -----------     ----------     ---------

       Income (loss) from operations .........................     (2,162,642)        41,847       (99,266)
                                                                  -----------     ----------     ---------

Other income (expense):
  Interest income ............................................            132          1,055          --
  Interest expense ...........................................         (5,119)       (10,524)       (3,773)
  Other income (expense) .....................................         35,700         (1,320)         --
                                                                  -----------     ----------     ---------

                                                                       30,713        (10,789)       (3,773)
                                                                  -----------     ----------     ---------

       Income (loss) before taxes ............................     (2,131,929)        31,058      (103,039)

Income tax expense (benefit) (note 10) .......................         61,700         14,500       (41,000)
                                                                  -----------     ----------     ---------

       Net income (loss) .....................................    $(2,193,629)    $   16,558     $ (62,039)
                                                                  ===========     ==========     =========

See accompanying notes to financial statements.



                                                      4

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

                                                     FIREFLY TECHNOLOGIES, INC.

                                       Statements of Changes in Stockholders' Equity (Deficit)

                                       Years ended December 31, 1999, 1998, and for the period
                                      May 29, 1997 (date of incorporation) to December 31, 1997


                                                                                     UNEARNED
                                                                                      COMPEN-
                                                                                      SATION
                                      PREFERRED STOCK                ADDITIONAL       RELATED           ACCUMU-
                                   -------------------    COMMON      PAID-IN        TO STOCK            LATED
                                   SERIES A   SERIES B    STOCK       CAPITAL         OPTIONS           DEFICIT           TOTAL
                                   --------   --------   -------    -----------     ------------      -----------      ----------
Balance at May 29, 1997 .........   $ --       $--       $ --       $      --       $       --        $      --        $     --

Net loss ........................     --        --         --              --               --            (62,039)        (62,039)
Issuance of common
    stock (note 8) ..............     --        --        7,510          10,590             --               --            18,100
                                    ------     -----     ------     -----------     ------------      -----------      ----------

Balance at December 31, 1997 ....     --        --        7,510          10,590             --            (62,039)        (43,939)

Net income ......................     --        --         --              --               --             16,558          16,558
Issuance of common stock (note 8)     --        --          490           1,510             --               --             2,000
Issuance of Series A
   preferred stock (note 8) .....    2,004      --         --           152,996             --               --           155,000
                                    ------     -----     ------     -----------     ------------      -----------      ----------

Balance at December 31, 1998 ....    2,004      --        8,000         165,096             --            (45,481)        129,619

Net loss ........................     --        --         --              --               --         (2,193,629)     (2,193,629)
Unearned compensation
    related to stock
    options (note 9) ............     --        --         --        12,024,342      (12,024,342)            --              --
Amortization of unearned
    compensation related to
    stock options (note 9) ......     --        --         --              --          2,339,572             --         2,339,572
Issuance of common
    stock (note 8) ..............     --        --           18           1,422             --               --             1,440
Issuance of Series B
   Preferred stock (note 8) .....     --         750       --           299,250             --               --           300,000
                                    ------     -----     ------     -----------     ------------      -----------      ----------

Balance at December 31, 1999 ....   $2,004     $ 750     $8,018     $12,490,110     $ (9,684,770)     $(2,239,110)     $  577,002
                                    ======     =====     ======     ===========     ============      ===========      ==========


See accompanying notes to financial statements.

                                                                 5



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
                                             FIREFLY TECHNOLOGIES, INC

                                              Statements of Cash Flows

                               Years ended December 31, 1999, 1998 and for the period
                             May 29, 1997 (date of incorporation) to December 31, 1997


                                                                             1999          1998        1997
                                                                         -----------    ---------    --------
Operating activities:
    Net income (loss) ................................................   $(2,193,629)   $  16,558    $(62,039)
    Adjustments to reconcile net income (loss) to net cash
      used in operating activities:
        Depreciation and amortization ................................        39,490       18,034       2,713
        Loss on sale of fixed assets .................................          --          1,320        --
        Compensation related to stock options ........................     2,339,572         --          --
        Changes in operating assets and liabilities:
          Accounts receivable ........................................       (53,463)    (215,800)    (17,847)
          Prepaid expenses ...........................................        (7,033)      (2,177)       --
          Accounts payable and accrued expenses ......................       110,607      136,787      89,571
          Accrued interest and taxes payable .........................        (3,656)          44         500
          Deferred taxes .............................................         7,900       14,000     (41,500)
          Deferred revenue ...........................................       (49,000)      49,000        --
                                                                         -----------    ---------    --------
             Net cash provided by (used in) operating activities .....       190,788       17,766     (28,602)

Investing activities:
    Purchases of equipment, furniture and fixtures ...................       (26,541)     (73,806)    (38,402)
    Business acquisition .............................................        49,893         --          --
                                                                         -----------    ---------    --------
             Net cash provided by (used in) investing activities .....        23,352      (73,806)    (38,402)

Financing activities:
    Net borrowings with related parties ..............................       (27,401)     (35,613)    232,000
    Payments on capital lease obligations ............................       (59,664)     (16,450)     (1,720)
    Proceeds for issuance of common stock ............................          --          2,000        --
                                                                         -----------    ---------    --------
             Net cash provided by (used in) financing activities .....       (87,065)     (50,063)    230,280

Net increase (decrease) in cash and cash equivalents .................       127,075     (106,103)    163,276

Cash and cash equivalent at beginning of year ........................        57,173      163,276        --
                                                                         -----------    ---------    --------

Cash and cash equivalent at end of year ..............................   $   184,248    $  57,173    $163,276
                                                                         ===========    =========    ========

See accompanying notes to financial statements.

                                                         6

                           FIREFLY TECHNOLOGIES, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


(1)  THE COMPANY AND CAPITALIZATION

     Firefly Technologies, Inc. (the Company), a Delaware corporation incorporated on May 29, 1997, is a manufacturer of heads and related products for the optical storage industry as well as metrology, micro optics, switches, and filters for the telecommunications industry. The Company's optical storage products enable optical storage manufacturers to build high capacity storage devices. The Company's telecommunications components are used in wave division multiplexers to increase the capacity of optical fibers. The Company also manufactures metrology tools designed to measure the quality of micro-optics and related components.

     (A)  VOTING TRUST

          On March 16, 1998, the common stockholders of the Company deposited their shares with the Firefly Voting Trust. In accordance with the Voting Trust agreement, the shares are voted by the two founders/officers. See note 13.

     (B)  DIGITAL PAPYRUS CORPORATION, INC. (DPC)

          In February 1998, the Company purchased specific assets and assumed certain lease obligations from Digital Papyrus Corporation (DPC) in exchange for a 5% equity interest in the Company. The value assigned to the preferred shares issued approximated the fair value of the net assets acquired. As of December 31, 1999, DPC owns 50,112 shares of Series A convertible preferred stock.

          On November 19, 1999, the Company issued 50,112 shares of Series A convertible preferred stock to the sole shareholder of DPC in exchange for certain equipment. The value assigned to the preferred shares issued approximated the fair value of the equipment acquired.

     (C)  CONTRACT ENGINEERING AGREEMENT

          From inception of the Company until September of 1999, the Company's revenues were primarily derived from a contract engineering agreement with one Company. On November 26, 1997, the Company entered into a Secured Loan Agreement with this customer in an amount of $150,000. The loan was secured by a security interest in all the intellectual property, inventory, equipment and other assets of the Company. In March 1998, the Company issued 100,225 shares of Series A Convertible Preferred Stock to this customer primarily in exchange for the loans owed by the Company to this customer.

                           FIREFLY TECHNOLOGIES, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


     (D)  STS ACQUISITION

          On December 1, 1999, the Company acquired all of the outstanding common stock of Specialty Thinfilm Services (STS), a privately held Massachusetts firm specializing in custom components for photonic and wireless communications in exchange for 75,000 shares of the Company's Series B Preferred Stock, for an aggregate purchase price of $300,000. The excess of the purchase price over the fair value of the net assets of STS was capitalized and resulted in $286,000 of goodwill.


(2)  SIGNIFICANT ACCOUNTING POLICIES

     (A)  CASH AND CASH EQUIVALENTS

          The Company considers cash and cash investments with maturities at the date of purchase of three months or less to be cash and cash equivalents.

     (B)  INVENTORY VALUATION

          Inventories consist primarily of raw materials, such as metals and chemicals, used in the manufacturing processes and are stated at the lower of cost (determined on a first-in, first-out basis) or market.

     (C)  INTANGIBLE ASSETS

          In accordance with APB Opinion No. 17, goodwill is amortized on a straight-line basis over the estimated useful life of the intangible asset. The Company has estimated the useful life as five years.

     (D)  REVENUE RECOGNITION

          Revenue from consulting agreements is recognized upon delivery of the service. Revenue from the sale of equipment is recognized upon transfer of title to the buyer. Upon delivery, the Company has no significant vendor obligations.

     (E)  RESEARCH AND DEVELOPMENT COSTS

          Research and development costs on projects unrelated to contract engineering agreements are expensed as incurred.

                           FIREFLY TECHNOLOGIES, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


     (F)  CONCENTRATIONS OF CREDIT RISK

          Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and accounts receivable. Cash equivalents consist of temporary investments in money market funds with maturity dates of three months or less and have limited credit exposure. The risk with respect to accounts receivable is minimized by the creditworthiness of the Company's customers and the Company's credit and collection policies.

     (G)  USE OF ESTIMATES

          The preparation of the Company's financial statements under generally accepted accounting principles requires management to make significant estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     (H)  EQUIPMENT, FURNITURE AND FIXTURES

          Equipment, furniture and fixtures are stated at cost and depreciated using the straight-line method over estimated useful lives of three to five years. Capital lease assets are depreciated over the estimated useful life or the term of the lease, whichever is shorter.

     (I)  STOCK-BASED COMPENSATION

          The Company grants stock options for a fixed number of shares to employees, agents and consultants. The Company accounts for stock option grants to these parties in accordance with Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," which is based on the intrinsic value method of measuring stock-based compensation. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the grant price. The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

     (J)  INCOME TAXES

          The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
          109). Under SFAS 109, the asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating

                           FIREFLY TECHNOLOGIES, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


          loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (K)  IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS
          TO BE DISPOSED OF

          The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF." This Statement requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (L)  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

          In June 1998, the FASB issued Statement No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES." SFAS 133, as amended by Statement of Financial Accounting Standards No. 137, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS HEDGING ACTIVITIES-DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT 133," is effective for fiscal years beginning after June 15, 2000. The Company expects to adopt the new Statement effective January 1, 2001. The Statement will require the Company to recognize any derivatives on the balance sheet at fair value. The Company does not anticipate that the adoption of this Statement will have a significant effect on its results of operations or financial position.

                           FIREFLY TECHNOLOGIES, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


(3)  EQUIPMENT, FURNITURE AND FIXTURES

     Equipment, furniture and fixtures consist of the following:

                                                         DECEMBER 31,
                                               -------------------------------
                                                 1999        1998        1997
                                               --------    --------    -------
Machines and manufacturing equipment .......   $259,595    $120,469    $ 3,700
Computer hardware and software .............     13,664      11,683     21,007
Office equipment, furniture and fixtures....     18,998        --         --
Construction in progress ...................       --         2,085     37,144
                                                --------    --------    -------
                                                292,257     134,237     61,851

Less accumulated depreciation ..............    (59,576)    (20,747)    (2,713)
                                               --------    --------    -------

              Total ........................   $232,681    $113,490    $59,138
                                               ========    ========    =======


(4)  DEFERRED REVENUE

     In 1998, the Company was contracted and paid to perform future services for a customer. As these services were not performed until 1999, the payment received has been classified as deferred revenue at December 31, 1998.


(5)  LEASES

     The Company leases certain equipment and office space under non-cancelable operating leases. The net book value of all capital leases at December 31, 1999 is $128,571.

                           FIREFLY TECHNOLOGIES, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


     Future minimum annual lease payments of the Company, exclusive of additional operating costs, under non cancelable leases as of December 31, 1999 are as follows:

                                                             CAPITAL   OPERATING
                                                            --------   ---------
     Year ending December 31:
          2000 ............................................ $ 49,059    $111,166
          2001 ............................................   41,072     111,166
          2002 ............................................   20,257      20,657
                                                            --------    --------
                   Total minimum lease payments ...........  110,388    $242,989
                                                                        ========
     Less amount representing interest ....................    8,583
                                                            --------
     Present value of minimum lease payments ..............  101,805

     Less current portion of capital lease obligation .....   42,141
                                                            --------
     Capital lease obligation, excluding current portion .. $ 59,664
                                                            ========


     Rent expense under operating leases amounted to $71,893, $39,640 and $0 during the years ended December 31, 1999 and 1998 and during the period May 29, 1997 to December 31, 1997, respectively.


(6)  NOTES PAYABLE BANK

     In connection with the STS merger (Note 1), the Company assumed an outstanding commercial loan and a line of credit with a commercial bank.

     On June 2, 1998, STS entered into a commercial demand note with a bank for $42,200 at a floating rate equal to 2.5% per annum above the Lending Rate (11% at December 31, 1999) maturing June 2, 2003, and payable in monthly installments of principal of $703, plus interest, until due. The note is secured by the assets of STS. As of December 31, 1999 the outstanding loan balance was $29,517.

     The aggregate scheduled maturities of long-term debt are as follows: $8,440 in 2000, $8,440 in 2001, $8,440 in 2002, and $4,197 in 2003.

                           FIREFLY TECHNOLOGIES, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


     On June 2, 1998, STS entered into a $5,000 line of credit with a bank at a floating rate equal to 2.0% per annum above the Lending Rate (10.5% at December 31, 1999). The outstanding balance was $2,581 at December 31, 1999 and is included in accrued expenses. This amount was fully repaid in February 2000.


(7)  DUE TO RELATED PARTIES

     After the formation of the Company in May 1997, the Company's operations were funded partially by loans from related parties and shareholders.

     Initial incorporation expenses were funded by advances from two individuals who were both officers and shareholders of the Company. These advances totaled $7,000 at December 31, 1997, did not bear interest and were repaid in full in 1998.

     As discussed in Note 1, the Company entered into a Secured Loan Agreement with a customer on November 26, 1997, for $150,000. This loan, plus interest accrued at a fair market rate at the time, was converted into Series A Preferred Stock on March 16, 1998.

     In 1997, the Company received loans totaling $59,114 from a customer for general operating purposes and for the purchase of capital equipment. These loans were short term in nature, interest was charged at fair market rates at the time, and they were repaid in full in 1998.

     At December 31, 1999, there were no loans with related parties.


(8)  CAPITAL STOCK

     The Company's authorized capital includes 9,000,000 shares, $0.01 par value, which consist of two classes of stock as follows: 7,000,000 shares designated as common stock and 2,000,000 shares designated as preferred stock. At December 31, 1999, Series A and B preferred stock have been designated and issued, and represented all of the issued convertible preferred stock.

     COMMON STOCK

     In 1997, the founders and the initial employees purchased common stock of the Company in exchange for notes payable to the Company. Notes receivable totaling $18,100 were included in current assets at December 31, 1997 and were repaid in full in 1998.

                           FIREFLY TECHNOLOGIES, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


     In December 1999, the Company announced a stock split in the form of a dividend of 500 to 1. All common stock share amounts in the accompanying financial statements have been restated to reflect the split.

     PREFERRED STOCK

     Each share of Series A and B preferred stock may be converted into shares of common stock at an initial conversion price of $2.00 per share for Series A preferred stock and of $4.00 per share for Series B Preferred Stock, as so adjusted from time to time by a conversion factor (the conversion price).

     The shares will automatically convert into common stock at the then effective conversion price upon the closing of a public offering of the Company's common stock pursuant to an effective registration statement under the Securities Act of 1933.

     The holders of Series A and B preferred stock are entitled to receive, when and if declared by the board of directors of the Company, dividends in the same amount per share as would be payable on the number of shares of common stock into which the preferred stock is then convertible, payable in preference and priority to any payment of any cash dividend on common stock or any other class of stock or series thereof.

     Preferred shares are entitled to a number of votes on any matter submitted to the stockholders of the Company equal to the number of shares of common stock into which they are convertible.

     In the event of any dissolution, liquidation or winding-up of the affairs of the Company, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the preferred stock, holders of common stock are entitled, unless otherwise provided by law or the Company Restated Certificate of Incorporation, to receive all of the remaining assets of the Company of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of common stock held by them, respectively.


(9)  1998 STOCK OPTION PLAN

     On April 6, 1998, the Company established a Stock Option Plan (the Plan) whereby 500 shares of common stock were reserved for issuance for the benefit of key employees of the Company as authorized by the board of directors. Under the Plan, incentive stock options and nonstatutory options may be granted to employees of the Company. On November 19, 1999, the Company's stockholders amended the Plan to increase the number of shares of common stock reserved for issuance under the Plan from 500 shares of common stock to 2,225,000 shares of common stock and that, in accordance with the Plan, the number of

                           FIREFLY TECHNOLOGIES, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


     shares covered by each outstanding benefit (as defined in the Plan) be adjusted to reflect the stock dividend.

     Each option granted under the Plan is exercisable either in full or in installments as set forth in each recipient's option agreement. Options may expire at periods set forth in each recipient's option agreement, but no longer than 10 years from the date of grant.

     No stock options were granted in fiscal 1998 or 1997.

     The following table presents the activity of the Plan for the year ended December 31, 1999:

                                                                   1999
                                                           ---------------------
                                                                        WEIGHTED
                                                                         AVERAGE
                                                                        EXERCISE
                                                            SHARES        PRICE
                                                           ---------    --------

       Outstanding options at beginning of year ..........        --       N/A
          Granted ........................................ 1,840,000      $0.80
          Exercised ......................................        --       N/A
          Terminated .....................................        --       N/A
                                                           ---------      -----
       Outstanding options at end of year ................ 1,840,000      $0.80
                                                           =========      =====
       Exercisable at end of year ........................   414,050      $0.80
                                                           =========      =====
       Available for grant at end of year ................   385,000      $0.80
                                                           =========      =====
       Weighted average fair value per share of options
         granted during the year ......................... $    0.80      $0.80
                                                           =========      =====

                           FIREFLY TECHNOLOGIES, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


     The deemed fair market value per share of the stock options issued was approximately $5.63 versus the exercise price of $.80 resulting in a compensation charge of approximately $12,024,000. This unearned compensation will be amortized into the income statement over the average vesting period of three years. Approximately twenty-five percent of the options were immediately vested when issued in December 1999, resulting in the compensation charge of approximately $2,340,000 in 1999.

     The following table represents weighted average price and life information about significant option groups outstanding at December 31, 1999:

                           OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                  -------------------------------------   ----------------------
                                 WEIGHTED
                                 AVERAGE      WEIGHTED                  WEIGHTED
                                 REMAINING    AVERAGE                   AVERAGE
        OPTION       NUMBER     CONTRACTUAL   EXERCISE       NUMBER     EXERCISE
     GRANT DATE   OUTSTANDING   LIFE (YEARS)    PRICE     EXERCISABLE    PRICE
     ----------   -----------   ------------  ---------   -----------   --------
     1998 Plan     1,840,000         3         $0.80        414,050       $0.80
                   =========        ===        =====        =======       =====

     The pro forma effect of applying SFAS 123 would not be materially different from the results currently shown which include the effect of recording compensation expense for the vested options at the deemed fair market value of $5.63 per share in 1999.

(10) INCOME TAXES

     The components of income tax expense (benefit) for each year are as follows:

                                          1999          1998           1997
                                        -------       -------       --------
     Current:
       U.S. federal ...............     $50,500       $  --         $   --
       State ......................       3,300           500            500
                                        -------       -------       --------
                                         53,800           500            500
                                        -------       -------       --------
     Deferred:
       U.S. federal ...............       6,100        10,500        (31,700)
       State ......................       1,800         3,500         (9,800)
                                        -------       -------       --------
                                          7,900        14,000        (41,500)
                                        -------       -------       --------
     Total ........................     $61,700       $14,500       $(41,000)
                                        =======       =======       ========

                           FIREFLY TECHNOLOGIES, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997

     The total income tax expense differs from the amount computed by applying the applicable U.S. federal income tax rate of 34% in 1999, 1998 and 1997 to earnings (loss) before income taxes as follows:

                                                                            1999       1998        1997
                                                                         ---------    -------    --------
     Computed "expected" tax expense .................................   $(724,900)   $10,600    $(35,100)
     Increase in income taxes resulting from:
       State income taxes, net of federal income tax benefit .........       3,400      2,600      (6,100)
       Compensation charges ..........................................     795,500       --          --
       Research credit ...............................................      (6,200)      --          --
       Other, net ....................................................      (6,100)     1,300         200
                                                                         ---------    -------    --------
                                                                         $  61,700    $14,500    $(41,000)
                                                                         =========    =======    ========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1999, 1998 and 1997 are presented below:

                                                                           1999       1998       1997
                                                                         -------    -------    -------
     Deferred tax assets:
       Vacation costs ................................................   $28,900    $23,500    $ 6,800
       Net operating loss carryforwards ..............................      --        4,600     34,300
       Other .........................................................       600        800      1,100
                                                                         -------    -------    -------
            Total gross deferred tax assets ..........................    29,500     28,900     42,200
                                                                         -------    -------    -------
     Deferred tax liabilities:
       Accrued interest ..............................................      (700)      (700)      --
       Plant and equipment, principally due to differences in
          depreciation expense .......................................    (9,200)      (700)      (700)
                                                                         -------    -------    -------
            Total gross deferred tax liabilities .....................    (9,900)    (1,400)      (700)
                                                                         -------    -------    -------
            Net deferred tax asset ...................................   $19,600    $27,500    $41,500
                                                                         =======    =======    =======

                           FIREFLY TECHNOLOGIES, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


     The net current deferred tax assets and net non-current deferred tax assets (liabilities) as recorded on the balance sheet as of December 31, 1999, 1998 and 1997 are as follows:

                                                     1999       1998      1997
                                                   -------    -------   -------
     Net current deferred tax asset ............   $28,200    $22,800   $ 6,100
     Net non-current deferred tax asset
       (liability) .............................    (8,600)     4,700    35,400
                                                   -------    -------   -------

    Net deferred tax asset .....................   $19,600    $27,500   $41,500
                                                   =======    =======   =======

     A valuation allowance has not been recorded because the Company believes that the deferred tax assets will, more likely than not, be realized.


(11) RETIREMENT PLAN

     The Company sponsors a defined contribution retirement plan for its employees. Employees are eligible to participate after three months of employment with the Company and may elect to defer up to 15% of their salary on a pre-tax basis. The plan allows the Company to make discretionary contributions to the plan, which are allocated to the participants' accounts. The Company has not made any contributions to the plan to date.


(12) SUPPLEMENTAL CASH FLOW INFORMATION

     In addition to the stock transactions described in footnote 1, the following non-cash transactions have been excluded from the statements of cash flows:

     In 1997, the Company issued common stock to the founders and certain employees in exchange for a note receivable in the amount of $18,100. This transaction was excluded from the 1997 statement of cash flows, and included in the 1998 statement when it was repaid in full.

     Since its incorporation, the Company has entered into a number of capital leases for computer and manufacturing equipment. The value of the assets purchased under capital leases and the related obligations have been excluded from the statements of cash flows as follows: $59,226 in 1999, $14,198 in 1998 and $27,411 in 1997.

     In 1998, the Company transferred certain fixed assets under lease and the related lease obligation to a customer. Except for the loss of $1,320 on the sale of the equipment, this transfer has not been included in the statement of cash flows.

                           FIREFLY TECHNOLOGIES, INC.

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


     Amounts paid for interest were $7,520 in 1999; $10,286 in 1998; and $3,773 in 1997.

     Amounts paid for income taxes were $57,456 in 1999; $456 in 1998; and $0 in 1997.

(13) SUBSEQUENT EVENTS

     On May 5, 2000, Firefly entered into an Agreement and Plan of Merger with Zygo Corporation pursuant to which the Company agreed to be acquired by Zygo Corporation. Immediately thereafter, the Acquisition was consummated by the merger of Zygo TeraOptix (a wholly-owned subsidiary of Zygo Corporation) with and into Firefly and Firefly became a wholly-owned subsidiary of Zygo Corporation under the new name Zygo TeraOptix.

     Under the terms of the Acquisition, Zygo Corporation exchanged an aggregate of approximately 2,300,000 shares of its common stock for all of the then outstanding capital stock and stock options of Firefly. The merger will be accounted for as a "pooling of interests." The Firefly voting trusts terminated upon the consummation of the merger.

     Based on the expected vesting of certain stock options, it is expected that the Company will record approximately $9,685,000 of additional compensation expense in the first half of its fiscal 2000.